Filed Pursuant to Rule 424(b)(5)
File No. 333-152590

Prospectus Supplement

(To Prospectus dated July 29, 2008)

2,300,000 Shares

Roper Industries, Inc.

Common Stock

Roper Industries, Inc. is offering 2,300,000 shares of its common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “ROP.” On December 22, 2009, the last reported sale price of our common stock on the New York Stock Exchange was $53.25 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7.

	Per Share	Total
Public offering price	$53.15	$122,245,000
Underwriting discounts and commissions	$0.26575	$611,225
Proceeds, before expenses, to Roper Industries, Inc.	$52.88425	$121,633,775

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about December 29, 2009.

Joint Book-Running Managers

J.P. Morgan	Goldman, Sachs & Co.

December 22 , 2009

S-i

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus include forward-looking statements within the meaning of the federal securities laws. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the Securities and Exchange Commission (“SEC”) or in oral statements made to the press, potential investors or others. All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intend,” “expect,” “should,” “will,” “plan,” “believe,” “anticipate,” and similar expressions identify forward-looking statements. These forward-looking statements include statements regarding our expected financial position, business, financing plans, business strategy, business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, in each case relating to our company as a whole, as well as statements regarding acquisitions, potential acquisitions and the benefits of acquisitions.

Forward-looking statements are estimates and projections reflecting our best judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. Examples of forward-looking statements in this prospectus supplement include but are not limited to our expectations regarding our ability to generate operating cash flows and reduce debt and associated interest expense and our expectations regarding growth through acquisitions. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, timing and success of product upgrades and new product introductions, raw materials costs, expected pricing levels, the timing and cost of expected capital expenditures, expected outcomes of pending litigation, competitive conditions, general economic conditions and expected synergies relating to acquisitions, joint ventures and alliances. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, incorporated by reference herein. You should understand that the following important factors, in addition to those discussed in the incorporated documents, could affect our future results, and could cause actual results or other outcomes to differ materially from estimates or projections contained in the forward-looking statements:

•	uses of cash and borrowings;

•	general economic conditions;

•	difficulty making acquisitions and successfully integrating acquired businesses;

•	any unforeseen liabilities associated with future acquisitions;

•	limitations on our business imposed by our indebtedness;

•	unfavorable changes in foreign exchange rates;

•	difficulties associated with exports;

•	risks and costs associated with our international sales and operations;

•	increased directors’ and officers’ liability and other insurance costs;

•	risk of rising interest rates;

•	product liability and insurance risks;

•	increased warranty exposure;

•	future competition;

•	the cyclical nature of some of our markets;

•	reduction of business with large customers;

•	risks associated with government contracts;

•	changes in the supply of, or price for, parts and components;

•	environmental compliance costs and liabilities;

•	risks and costs associated with asbestos-related litigation;

•	potential write-offs of our substantial intangible assets;

•	our ability to successfully develop new products;

•	failure to protect our intellectual property; and

•	economic disruptions caused by terrorist attacks, health crises or other unforeseen events.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of these statements in light of new information or future events.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, the information in this prospectus supplement controls. Before you invest in shares of our common stock, you should carefully read this prospectus supplement, along with the accompanying prospectus, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information” in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus. Neither we nor any of the underwriters, has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any of the underwriters is making an offer or sale of securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered to you, including any information incorporated by reference, is accurate as of any date other than their respective dates. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Except with respect to residents of Canada, we have not taken any action to permit an offering of our common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus supplement and/or the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of our common stock under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the underwriters will have any responsibility therefor.

We reserve the right to withdraw this offering of our common stock at any time. We and the underwriters also reserve the right to reject any offer to purchase, in whole or in part, for any reason, or to sell less than the amount of our common stock offered hereby.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Such transactions may include stabilization and the purchase of our common stock to cover short positions. For a description of these activities, see “Underwriting.”

Unless we have indicated otherwise, references in this prospectus supplement to “Roper,” the “Company,” “we,” “us” and “our” or similar terms are to Roper Industries, Inc. and our consolidated subsidiaries.

SUMMARY

Roper Industries, Inc.

This summary highlights some basic information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” as well as the documents incorporated by reference.

The Company

Roper Industries, Inc. was incorporated in Delaware in 1981. We are a diversified growth company that designs, manufactures and distributes energy systems and controls, scientific and industrial imaging products and software, industrial technology products and radio frequency (RF) products and services. We market these products and services to selected segments of a broad range of markets including RF applications, water, energy, research and medical, security and other niche markets.

We pursue consistent and sustainable growth in sales and earnings by emphasizing continuous improvement in the operating performance of our existing businesses and by acquiring other carefully selected businesses that offer high value-added, engineered products and solutions and are capable of achieving growth and maintaining high margins. We compete in many niche markets and believe that we are the market leader or a competitive alternative to the market leader in the majority of these markets.

Our Business Segments

Our operations are organized into four market-focused segments: Industrial Technology, Energy Systems and Controls, Scientific and Industrial Imaging and RF Technology.

Industrial Technology. Our Industrial Technology offerings include industrial pumps, equipment and consumables for materials analysis, industrial leak testing equipment, flow measurement and metering equipment and water meter and automatic meter reading products and systems. These products and solutions are provided through six U.S.-based and two European-based operating units.

Energy Systems and Controls. Our Energy Systems and Controls segment principally produces control systems, fluid properties testing equipment, industrial valves and controls, vibration and other non-destructive inspection and measurement products and solutions, which are provided through six U.S.-based operating units.

Scientific and Industrial Imaging. Our Scientific and Industrial Imaging offerings include high performance digital imaging products and software, patient positioning products and software in medical applications and handheld and vehicle mount computers and software. These products and solutions are provided through six U.S.-based and one Canadian-based operating units.

RF Technology. The RF Technology segment provides radio frequency identification and other communication related technologies and software solutions that are used primarily in comprehensive toll and traffic systems and processing, security and access control, campus card systems, freight matching, mobile asset tracking and water sub-metering and remote monitoring applications. These products and solutions are provided through six U.S.-based and one European-based operating units.

Recent Developments

Recent Acquisitions. As previously announced, we completed acquisitions of Verathon, Inc., a leading provider of proprietary medical devices, in December 2009, and United Toll Services, LLC, a provider of software and in-lane hardware systems for toll and traffic solutions, in October 2009.

S&P 500 Index. Standard & Poor’s, a division of The McGraw-Hill Companies, has announced that, effective as of the close of trading on December 22, 2009, our common stock has been added to the S&P 500 Index. The S&P 500 Index is an index comprised of 500 leading companies in leading industries of the U.S. economy. Companies included in the index are selected by the S&P Index Committee, a team of Standard & Poor’s economists and index analysts, whose goal is to ensure that the index remains a leading indicator of U.S. equities by following a set of published guidelines and policies.

Our principal executive offices are located at 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240, and our telephone number is (941) 556-2601. We maintain a website at www.roperind.com where general information about us is available. We are not incorporating the contents of our website into this prospectus supplement.

The Offering

The following summary contains certain material information about the shares of common stock offered herein and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of these securities, please refer to the section entitled “Description of Capital Stock” in the accompanying prospectus.

Common stock outstanding before this offering	91,240,628 shares

Common stock offered	2,300,000 shares of common stock, $0.01 par value per share

Common stock to be outstanding immediately after this offering	93,540,628 shares

Use of proceeds	The net proceeds from the sale of the common stock will be used to reduce outstanding indebtedness under a credit facility in which affiliates of J.P. Morgan Securities Inc. are lenders. See “Use of Proceeds” in this prospectus supplement.

Conflict of interest	As described in “Use of Proceeds,” the net proceeds of this offering will be used to reduce outstanding indebtedness under a credit facility in which affiliates of J.P. Morgan Securities Inc. are lenders. Because more than 5% of the proceeds of this offering, not including underwriting compensation, may be received by affiliates of J.P. Morgan Securities Inc., this offering is being conducted in compliance with NASD Rule 2720, as administered by the Financial Industry Regulatory Authority (“FINRA”). Pursuant to Rule 2720, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as the offering is of equity securities that have a bona fide public market.

Risk factors	You should carefully consider all of the information in this prospectus supplement. In particular, you should evaluate the information set forth under “Special Note on Forward-Looking Statements” and “Risk Factors” before deciding whether to invest in our common stock.

New York Stock Exchange symbol	“ROP”

Unless the context requires otherwise, the number of shares of our common stock to be outstanding after this offering is based on the number of shares outstanding as of December 18, 2009. The number of shares of our common stock to be outstanding after this offering does not take into account:

•	4,304,707 shares of common stock issuable upon the exercise of outstanding stock options as of December 18, 2009 at a weighted average exercise price of $39.23 per share;

•	726,783 shares of common stock issuable upon the vesting of restricted stock units as of December 18, 2009; or

•	an aggregate of 4,541,222 share of common stock reserved for future issuances under our Amended and Restated Employee Stock Purchase Plan and 2006 Stock Incentive Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In considering whether to invest in our common stock, you should carefully consider all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below and the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2008.

Risks Related to the Offering

Our common stock price may be subject to significant fluctuations and volatility.

The market price of our common stock has been subject to significant fluctuations since the date of our initial public offering. In fiscal year 2009, our stock price has ranged from a low of $36.82 on March 9, 2009 to a high of $55.50 on December 16, 2009. These fluctuations could continue. Among the factors that could affect our stock price are:

•	the anticipated and actual results of new product introductions;

•	quarterly variations in our operating results;

•	litigation or threats of litigation;

•	changes in revenues or earnings estimates or publication of research reports by analysts;

•	reports or speculation in the press, industry publications, internet communities, or investment community;

•	strategic actions by us, our customers, our suppliers or our competitors, such as new product announcements, acquisitions or restructurings;

•	actions by institutional stockholders or financial analysts;

•	short-selling of our common stock;

•	general market conditions; and

•	domestic and international economic factors unrelated to our performance.

The stock markets in general, and the markets for high technology stocks in particular, have experienced high volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock.

If securities or industry analysts change to a negative outlook regarding our stock or our operating results do not meet their expectations, our stock price could decline. The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our products. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover our company downgrade our stock or if our operating results do not meet their expectations, our stock price could decline.

Provisions in our charter documents and Delaware law may delay or prevent acquisition of us, which could decrease the value of shares of our common stock.

Our certificate of incorporation and bylaws and Delaware law contain provisions that could make it more difficult for a third party to acquire us without the consent of our board of directors. These provisions include a classified board of directors and limitations on actions by our stockholders by written consent. Delaware law also imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock. In addition, our board of directors has the right to issue preferred stock without stockholder approval, which could be used to dilute the stock ownership of a potential hostile acquirer. Although we believe these provisions provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our Board of Directors, these provisions apply even if the offer may be considered beneficial by some stockholders.

Our Board of Directors has discretion over the timing, declaration and payment of future dividends on our common stock; therefore, we cannot guarantee that dividends will be paid out to holders of our common stock.

Holders of common stock may receive dividends when declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to holders of any outstanding preferred stock. The timing, declaration and payment of future dividends is at the sole discretion of our Board of Directors and depends upon our profitability, financial condition, capital needs, future prospects and other factors deemed relevant by our Board of Directors. Based upon these factors, the Board of Directors may decide not to declare or pay a dividend to holders of our capital stock.

Risks Related to Our Business

We hereby incorporate by reference risk factors in section Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008.

USE OF PROCEEDS

We estimate our net proceeds will be approximately $121.4 million, after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds from the sale of common stock issued pursuant to this prospectus supplement to reduce outstanding indebtedness under a revolving credit facility pursuant to a credit agreement dated July 7, 2008 by and among us, several of our subsidiaries and the lenders party thereto (including affiliates of J.P. Morgan Securities Inc.) and JPMorgan Chase Bank, N.A. as administrative agent for such lenders. We used these borrowings to refinance certain of our indebtedness outstanding prior to entering into the credit agreement, to finance acquisitions and for general corporate purposes. The revolving facility will mature on July 7, 2013. The applicable interest rate on the revolving facility to be repaid will be determined in accordance with Sections 2.14 and 2.15(a) of the credit agreement, and is currently the Eurocurrency rate under the agreement plus 1.3%. Pursuant to the terms of the credit agreement, we may reborrow amounts that we repay under the revolving credit facility.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock trades on the NYSE under the symbol “ROP”. The table below sets forth the range of high and low closing prices for our common stock as reported by the NYSE, as well as cash dividends declared during each of our 2009 and 2008 quarters.

		High	Low	Cash Dividends Declared (per-share)
2009	4th Quarter through December 22, 2009	$55.04	$47.50	$0.0950
	3rd Quarter	53.05	42.27	0.0825
	2nd Quarter	47.99	41.03	0.0825
	1st Quarter	45.73	36.96	0.0825

2008	4th Quarter	$54.66	$35.19	$0.0825
	3rd Quarter	65.49	54.75	0.0725
	2nd Quarter	67.70	59.39	0.0725
	1st Quarter	61.01	50.05	0.0725

2007	4th Quarter	$70.81	$60.43	$0.0725
	3rd Quarter	65.50	58.36	0.0650
	2nd Quarter	58.36	53.88	0.0650
	1st Quarter	55.14	48.61	0.0650

The closing price of our common stock, as reported by the New York Stock Exchange, on December 22, 2009 was $53.25. Based on information available to us and our transfer agent, we believe that as of December 18, 2009 there were 274 record holders of our common stock.

Dividends

Roper has declared a cash dividend in each quarter since our February 1992 initial public offering and we have annually increased our per-share dividend since our initial public offering. In November 2009, our Board of Directors declared a quarterly dividend of $0.0950 per share payable on January 28, 2010 to stockholders of record as of January 8, 2010, representing an increase of approximately 15% over the preceding quarter. The timing, declaration and payment of future dividends is at the sole discretion of our Board of Directors and will depend upon our profitability, financial condition, capital needs, future prospects and other factors deemed relevant by our Board of Directors.

CAPITALIZATION

The following table sets forth a summary of our cash and cash equivalents and our consolidated capitalization as of September 30, 2009 on an actual basis and on an as adjusted basis to reflect the offering of the shares by this prospectus supplement. Our consolidated capitalization, as so adjusted to reflect this offering, gives effect to the issuance of the shares offered by this prospectus supplement and the application of net proceeds therefrom.

You should read this table in conjunction with “Use of Proceeds” and with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2009
	Actual	As Adjusted for the Offering
	(Unaudited, in thousands)
Cash and cash equivalents	$256,024	$377,458	(1)

Current and non-current long-term debt	1,124,209	1,124,209	(1)

Stockholders’ equity:
Preferred stock, $0.01 par value—authorized: 1,000 shares; outstanding: none	—	—
Common stock, $0.01 par value per share—authorized: 350,000 shares; 93,149,753 shares issued, actual, and 95,449,753 shares issued, as adjusted, and 90,991,797 shares outstanding, actual, and 93,291,797 shares outstanding, as adjusted	931	954
Additional paid-in capital	846,966	968,377
Retained earnings	1,332,555	1,332,555
Accumulated other comprehensive earnings	63,425	63,425
Treasury stock	(21,402)	(21,402)

Total stockholders’ equity	2,222,475	2,343,909

Total capitalization	$3,346,684	$3,468,118

(1)	As discussed under “Use of Proceeds,” we intend to use the net proceeds from the sale of common stock issued pursuant to this prospectus supplement to reduce outstanding indebtedness under a revolving credit facility. The borrowings that we intend to repay were incurred subsequent to September 30, 2009. Accordingly, our cash and cash equivalents as adjusted for the offering has been increased by the net proceeds, and our current and non-current long-term debt as adjusted for the offering has not been reduced by the net proceeds. As of December 18, 2009, our borrowings under the revolving credit facility totaled $239 million, which we expect to be reduced to approximately $118 million after application of the net proceeds.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA, plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and entities that are deemed to hold the assets of any such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to such ERISA Plans.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such ERISA Plans, unless an exemption is applicable to the transaction. A party in interest or disqualified person who engaged in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. A prohibited transaction within the meaning of ERISA and the Code could arise if the common stock is acquired by an ERISA Plan to which we, the underwriters or any of our or their respective affiliates is a party in interest and such acquisition is not entitled to an applicable exemption, of which there are many. Any Plan fiduciary which proposes to cause an ERISA Plan to purchase our common stock should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase will not constitute a non-exempt prohibited transaction.

Governmental plans, certain church plans and foreign plans, while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to other federal, state, non-U.S. or other laws that are substantially similar to the foregoing provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”). Fiduciaries of any such plans should consult with their counsel before purchasing our common stock.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our common stock on behalf of, or with the assets of, any ERISA Plan, or any plan subject to any Similar Law, consult with their counsel regarding the matters described herein.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a beneficial owner that is a “Non-U.S. Holder,” other than a Non-U.S. Holder that owns, or has owned, actually or constructively, more than 5% of our common stock. A “Non-U.S. Holder” is a person or entity that, for U.S. federal income tax purposes, is a:

•	nonresident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates;

•	foreign corporation; or

•	foreign estate or trust.

A “Non-U.S. Holder” does not include a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of disposition. Such an individual is urged to consult his or her own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our common stock.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and partners in such partnerships are urged to consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of our common stock.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of its particular circumstances (including if such holder is a “controlled foreign corporation,” “passive foreign investment company” or pass-through entity for U.S. federal income tax purposes) and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective holders are urged to consult their tax advisers with respect to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

Dividends paid to a Non-U.S. Holder of our common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide an Internal Revenue Service Form W-8BEN certifying its entitlement to benefits under a treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be taxed in the same manner as a U.S. person. In this case, the Non-U.S. Holder will not be subject to any U.S. withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements. In general, the Non-U.S. Holder will be required to provide a properly executed Internal Revenue Service Form W-8ECI in order to claim an exemption from withholding. A foreign corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Disposition of Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our common stock unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (subject to an applicable income tax treaty providing otherwise), or

•

we are or have been a United States real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.

If a Non-U.S. Holder is engaged in a trade or business in the United States and gain recognized by the Non-U.S. Holder on a sale or other disposition of our common stock is effectively connected with a conduct of such trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. person, subject to an applicable income tax treaty providing otherwise. Non-U.S. Holders whose gain from dispositions of our common stock may be effectively connected with a conduct of a trade or business in the United States are urged to consult their own tax advisers with respect to the U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the Internal Revenue Service in connection with payments of dividends on our common stock. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the Internal Revenue Service in connection with the proceeds from a sale or other disposition of our common stock and the Non-U.S. Holder may be subject to U.S. backup withholding on dividend payments on our common stock or on the proceeds from a sale or other disposition of our common stock. The certification procedures required to claim a reduced rate of withholding under a treaty described above under “—Dividends” will satisfy the certification requirements necessary to avoid backup withholding as well, as long as the payer does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, our common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

UNDERWRITING (CONFLICT OF INTEREST)

We are offering the shares of common stock described in this prospectus supplement through J.P. Morgan Securities Inc. and Goldman, Sachs & Co. as underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
J. P. Morgan Securities Inc.	1,150,000
Goldman, Sachs & Co.	1,150,000

Total	2,300,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the shares of common stock if they buy any of them. The underwriters will sell the shares of common stock to the public when and if the underwriters buy the shares of common stock from us.

The underwriters have advised us that they propose initially to offer the shares of common stock to the public at the public offering prices set forth on the cover of this prospectus supplement, and to certain dealers at such price less a concession not in excess of $0.15945 a share under the public offering price. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.10 a share under the public offering price to certain other dealers. After the public offering of the shares of common stock, the public offering price and other selling terms may be changed. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The total price to the public will be $122,245,000, the total underwriters’ discounts and commissions will be $611,225 and total proceeds to us will be $121,633,775.

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $200,000.

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

Our common stock is listed on the New York Stock Exchange under the symbol “ROP.”

We have agreed, subject to certain exceptions with respect to, inter alia, common stock issued or options to purchase common stock granted pursuant to our employee benefit plans and related plans and the exercise of options or warrants or the conversion of securities outstanding on the date hereof (including any preferred stock), for a period of 30 days after the date of the underwriting agreement not to offer, sell, contract to sell, pledge or otherwise dispose of any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, without the prior written consent of the underwriters. Additional information regarding the Company’s employee benefit and related plans is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the portions of the Definitive Proxy Statement on Schedule 14A for the 2009 annual meeting of stockholders that are incorporated by reference in the Form 10-K. If (1) during the last 17 days of the 30-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 30-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 30-day period, the 30-day restricted period shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In connection with the offering of the shares of common stock, certain of the underwriters may engage in transactions, as well as other purchases by the underwriters for their own accounts, that stabilize, maintain or otherwise affect the price of the shares. Specifically, the underwriters may make purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. The underwriters must close out short positions by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering. In addition, the underwriters may bid for, and purchase, the common stock in the open market to cover short positions or to stabilize the price of the shares of common stock.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities together with the imposition of the penalty bid, may stabilize or maintain the market price of the shares above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the shares. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the underwriters or their affiliates have provided and may in the future provide commercial, financial advisory or investment banking services for us and our subsidiaries for which they have received or will receive customary compensation.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of the issuer.

Conflict of Interest

As described in “Use of Proceeds,” the net proceeds of this offering will be used to reduce outstanding indebtedness under a credit facility in which affiliates of J.P. Morgan Securities Inc. are lenders. Because more than 5% of the proceeds of this offering, not including underwriting compensation, may be received by affiliates of J.P. Morgan Securities Inc., this offering is being conducted in compliance with NASD Rule 2720, as administered by the Financial Industry Regulatory Authority (“FINRA”). Pursuant to Rule 2720, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as the offering is of equity securities that have a bona fide public market.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has also represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA would not, if the Issuer was not an authorised person, apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Certain legal matters regarding the shares of common stock offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California and for the underwriters by Simpson Thacher  & Bartlett LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to Roper Industries Inc.’s Current Report on Form 8-K dated May 15, 2009 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Roper Industries, Inc. for the year ended December 31, 2008 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of internal control over financial reporting of CBORD Holdings Corp., Tech-Pro, Inc. Chalwyn, Ltd., GetLoaded.com, LLC, Horizon Software International, LLC, and Technolog Holdings Ltd., which the registrant acquired during fiscal 2008, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits and schedules to the registration statement.

As permitted by the SEC rules, this prospectus supplement and the accompanying prospectus do not contain all the information that you can find in the registration statement or the exhibits to that statement. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and all filings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequently filed with the SEC prior to the termination of the offering under this prospectus supplement:

(a)	Annual Report on Form 10-K for the year ended December 31, 2008;

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009;

(c)	Current Reports on Form 8-K filed on February 19, 2009, May 15, 2009, June 2, 2009, September 2, 2009 and December 22, 2009;

(d)	the portions of the Definitive Proxy Statement on Schedule 14A for the 2009 annual meeting of stockholders that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2008 filed on March 3, 2009.

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

You may request a copy of these filings at no cost, by contacting our Investor Relations department by calling (941) 556-2601, by writing to Investor Relations, Roper Industries, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240 or by sending an email to investor-relations@roperind.com.

We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference in this prospectus supplement.

PROSPECTUS

Roper Industries, Inc.

The following are types of securities that may be offered and sold by Roper Industries, Inc. or by selling security holders under this prospectus from time to time:

• Common stock	• Warrants

• Preferred stock	• Purchase contracts

• Debt securities	• Units

The securities may be offered by us or by selling security holders in amounts, at prices and on terms determined at the time of the offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

• Maturity	• Redemption terms	• Liquidation amount

• Interest rate	• Listing on a security exchange	• Subsidiary guarantees

• Currency of payments	• Amount payable at maturity	• Sinking fund terms

• Dividends	• Conversion or exchange rights

Our common stock is listed on the New York Stock Exchange under the ticker symbol ROP. On July 28, 2008, the reported last sale price on the New York Stock Exchange for our common stock was $61.03 per share.

Investing in these securities involves certain risks. See “Item 1A—Risk Factors” beginning on page 8 of our annual report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference herein. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2008

You should rely only on the information contained in, or incorporated by reference in, this prospectus or applicable prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than their respective dates. Unless we have indicated otherwise, references in this prospectus to “Roper”, “we,” “us,” and “our” refer to Roper Industries, Inc. and not to any of its existing or future subsidiaries.

ROPER INDUSTRIES, INC.

Our Business

Roper Industries, Inc. was incorporated in Delaware in 1981. We are a diversified growth company that designs, manufactures and distributes energy systems and controls, scientific and industrial imaging products and software, industrial technology products and radio frequency (RF) products and services. We market these products and services to selected segments of a broad range of markets including RF applications, water, energy, research and medical, security and other niche markets.

We pursue consistent and sustainable growth in sales and earnings by emphasizing continuous improvement in the operating performance of our existing businesses and by acquiring other carefully selected businesses that offer high value-added, engineered products and solutions and are capable of achieving growth and maintaining high margins. We compete in many niche markets and believe that we are the market leader or a competitive alternative to the market leader in the majority of these markets.

Our Business Segments

Our operations are organized into four market-focused segments: Industrial Technology, Energy Systems and Controls, Scientific and Industrial Imaging and RF Technology.

Industrial Technology. Our Industrial Technology offerings include industrial pumps, equipment and consumables for materials analysis, industrial leak-testing equipment, flow measurement and metering equipment and water meter and automatic meter reading (AMR) products and systems. These products and solutions are provided through six U.S.-based and two Europe-based operating units.

Energy Systems and Controls. Our Energy Systems and Controls segment principally produces control systems, fluid properties testing equipment, industrial valves and controls, machinery vibration and other non-destructive inspection and measurement products and solutions, which are provided through six U.S.-based and two European-based operating units.

Scientific and Industrial Imaging. Our Scientific and Industrial Imaging offerings include high performance digital imaging products and software, patient positioning products and software in medical applications and handheld and vehicle mount computers and software. These products and solutions are provided through five U.S.-based and two Canada-based operating units.

RF Technology. The RF Technology segment provides radio frequency identification, satellite-based communications technologies and software solutions that are used primarily in comprehensive toll and traffic systems and processing, security and access control freight matching, mobile asset tracking and water sub-metering and remote temperature monitoring applications. These products and solutions are provided through four U.S.-based operating units.

Our principal executive offices are located at 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240, and the telephone number is (941) 556-2601. We maintain a website at www.roperind.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.

As permitted by the SEC rules, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to that statement. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and all filings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequently filed with the SEC prior to the termination of the offering under this prospectus:

(a)	Annual Report on Form 10-K for the year ended December 31, 2007;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

(c)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2008;

(d)	Current Reports on Form 8-K filed on February 22, 2008 (Item 5.02 only), February 26, 2008 and July 7, 2008; and

(e)	the portions of the Definitive Proxy Statement on Schedule 14A for the 2008 annual meeting of stockholders that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2007 filed on April 29, 2008.

You may request a copy of these filings at no cost, by contacting our Investor Relations department by calling (941) 556-2601, by writing to Investor Relations, Roper Industries, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240 or by sending an email to investor-relations@roperind.com.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and documents that are incorporated by reference in this prospectus include forward-looking statements within the meaning of the federal securities laws. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in oral statements made to the press, potential investors or others. All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intend,” “expect,” “should,” “will,” “plan,” “believe,” “anticipate,” and similar expressions identify forward-looking statements. These forward-looking statements include statements regarding our expected financial position, business, financing plans, business strategy, business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, in each case relating to our company as a whole, as well as statements regarding acquisitions, potential acquisitions and the benefits of acquisitions.

Forward-looking statements are estimates and projections reflecting our best judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. Examples of forward-looking statements in this prospectus include but are not limited to our expectations regarding our ability to generate operating cash flows and reduce debt and associated interest expense and our expectations regarding growth through acquisitions. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, timing and success of product upgrades and new product introductions, raw materials costs, expected pricing levels, the timing and cost of expected capital expenditures, expected outcomes of pending litigation, competitive conditions, general economic conditions and expected synergies relating to acquisitions, joint ventures and alliances. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, incorporated by reference herein. You should understand that the following important factors, in addition to those discussed in the incorporated documents, could affect our future results, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

•	difficulty making acquisitions and successfully integrating acquired businesses;

•	any unforeseen liabilities associated with future acquisitions;

•	limitations on our business imposed by our indebtedness;

•	unfavorable changes in foreign exchange rates;

•	difficulties associated with exports;

•	risks and costs associated with our international sales and operations;

•	increased directors and officers liability and other insurance costs;

•	risk of rising interest rates;

•	product liability and insurance risks;

•	increased warranty exposure;

•	future competition;

•	the cyclical nature of some of our markets;

•	reduction of business with large customers;

•	risks associated with government contracts;

•	changes in the supply of, or price for, parts and components;

•	environmental compliance costs and liabilities;

•	risks and costs associated with asbestos-related litigation;

•	potential write-offs of our substantial intangible assets;

•	our ability to successfully develop new products;

•	failure to protect our intellectual property; and

•	economic disruptions caused by terrorist attacks, health crises or other unforeseen events.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of these statements in light of new information or future events.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities issued pursuant to this registration statement for general corporate purposes which may include repaying debt, making capital investments and funding working capital requirements, or financing acquisitions. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose and include any other relevant information in the related prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND

PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends for each of the periods indicated.

	Six Months Ended June 30,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratios of earnings to fixed charges	9.0	6.6	7.3	6.6	5.5	4.9	4.3

Ratios of earnings to combined fixed charges and dividends on preferred stock to earnings	9.0	6.6	7.3	6.6	5.5	4.9	4.3

For purposes of calculating these ratios, earnings is the amount resulting from adding (a) earnings from continuing operations before income taxes and (b) fixed charges. Fixed charges for these purposes include (a) interest expense, (b) amortization of debt issuance costs, and (c) one-third of rental expense, which we consider to be a reasonable approximation of the interest factor included in rental expense. Currently, we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are not different from the ratios of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 350,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated by-laws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our amended and restated certificate of incorporation and amended and restated by-laws, copies of which are filed with the SEC.

Common Stock

As of July 18, 2008, there were 89,610,237 shares of our common stock outstanding.

Voting. Each holder of shares of our common stock is entitled to one vote on each matter properly submitted to a vote of our stockholders.

Dividend Rights. Holders of common stock may receive dividends when declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to holders of any outstanding preferred stock.

Other Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive any remaining assets on a pro rata basis after we have provided for any liquidation preference for any outstanding shares of preferred stock. When we issue securities in the future, holders of common stock will not have preemptive rights to buy any portion of those issued securities.

Listing. Our common stock is listed on the New York Stock Exchange under the symbol “ROP.” The transfer agent and registrar for the common stock is Wachovia Bank, N.A., Charlotte, North Carolina.

Fully Paid. All of our outstanding shares of common stock are fully paid and nonassessable, which means that the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional monies for such shares. Any additional common stock that we may issue in the future pursuant to an offering under this prospectus will also be fully paid and nonassessable.

Preferred Stock

Under our amended and restated certificate of incorporation, without further stockholder action, our board of directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

Certain Anti-Takeover Effects of Delaware Law

General. Certain provisions of our amended and restated certificate of incorporation, amended and restated by-laws and applicable law may make it less likely that our management would be changed or someone would acquire our company without the consent of our board of directors. These provisions may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or takeover attempts that might allow stockholders to receive a premium over the market price of their common stock.

Preferred Stock. Under our amended and restated certificate of incorporation, our board of directors can at any time, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough shares necessary to take control.

Proposal and Nominating Procedures. Stockholders can propose that business be considered at an annual meeting of stockholders, and, in addition to our board of directors, can nominate candidates for our board of directors. However, a stockholder must follow the advance notice procedures described in Section 8 of our amended and restated by-laws. In general, a stockholder must submit a written notice of the proposal and the stockholder’s interest in the proposal, or of the nomination, to our corporate secretary at least 90 days and at most 120 days before the first anniversary date of the annual meeting for the preceding year.

Removal of Directors. Subject to the rights of holders of any outstanding series of preferred stock, any director may be removed from office at any time, but only for cause, and only by an affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote for the election of directors.

Amendment of By-laws. Under our amended and restated certificate of incorporation and amended and restated by-laws, our board of directors can adopt, amend or repeal the by-laws by a majority vote of the directors then in office. Our stockholders also have the power to amend or repeal our amended and restated by-laws at any meeting at which a quorum is present by a vote of two-thirds of the number of shares of stock present and entitled to vote.

Business Combination Statute. We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or subsequent to such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture (the “Indenture”) between Roper Industries, Inc. and Wells Fargo Bank, N.A., as trustee (the “Trustee”), in one or more series established from time to time in or pursuant to a board resolution and set forth in an officer’s certificate or supplemental indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). A copy of the Indenture may be obtained from us. You can find definitions of certain capitalized terms used in this description under “—Certain Definitions”.

General

The Indenture will not limit the amount of debt securities which we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title;

•	any limit upon the aggregate principal amount;

•	the date or dates on which the principal is payable;

•	the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

•	the date or dates from which interest shall accrue;

•	the date or dates on which interest shall be payable;

•	the record dates for the determination of holders to whom interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the place or places where the principal of and any interest shall be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

•	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

•

if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

•	if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•

the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

•	whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

•	any deletion from, modification of or addition to the events of default or covenants;

•	any provisions granting special rights to holders when a specified event occurs;

•

whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any guarantor or co-issuers;

•	any special interest premium or other premium;

•

whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

•	the currency in which payments shall be made, if other than U.S. dollars.

Certain Covenants

The Indenture will contain, among others, the following covenants:

Limitations on Liens

With respect to each series of debt securities, we will not issue, incur, create, assume or guarantee any Indebtedness secured by a Lien upon any Principal Property or upon any of the Capital Stock or Indebtedness of any of our Significant Subsidiaries (whether such Principal Property, or Capital Stock or Indebtedness is now existing or owed or is hereafter created or acquired) without in any such case effectively providing, concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured Indebtedness, or the grant of such Lien, that the debt securities of the applicable series (together, if we shall so determine, with any other Indebtedness of or guarantee by us ranking equally with the debt securities) shall be secured equally and ratably with (or, at our option, prior to) such secured Indebtedness. The foregoing restriction, however, will not apply to any of the following:

•	Liens existing on the Issue Date;

•

Liens on assets or property of a person at the time it becomes a Subsidiary, securing Indebtedness of such person, provided such Indebtedness was not incurred in connection with such person or entity becoming a Subsidiary and such Liens do not extend to any assets other than those of the person becoming a Subsidiary;

•

Liens on property or assets of a person existing at the time such person is merged into or consolidated with us or any of our Subsidiaries, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our Subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction by which such person was merged into or consolidated with us or any of our Subsidiaries;

•

Liens existing on assets created at the time of, or within the 12 months following, the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of (in each case including related costs and expenses), such assets;

•

Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to above, so long as such Lien is limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced, and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding);

•

Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on our books in conformity with generally accepted accounting principles;

•

Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

•

Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

•	Liens in favor of only us or one or more of our Subsidiaries;

•	Liens in favor of the Trustee securing Indebtedness owed under the Indenture to the Trustee and granted in accordance with the Indenture; and

•	Liens to secure Hedging Obligations.

Notwithstanding the restrictions in the preceding paragraph, we will be permitted to incur Indebtedness, secured by Liens otherwise prohibited by this covenant, which, together with the value of Attributable Debt outstanding pursuant to the second paragraph of the “—Limitation on Sale and Lease-Back Transactions” covenant below, do not exceed 15% of Consolidated Net Tangible Assets measured at the date of incurrence of the Lien.

Limitation on Sale and Lease-Back Transactions

We will not enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such Sale and Lease-Back Transaction involving a lease for a term of not more than three years or any such Sale and Lease-Back Transaction between us and one of our Subsidiaries or between our Subsidiaries, unless: we or such Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property involved in such Sale and Lease-Back Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the debt securities, pursuant to the covenant described above under the caption “—Limitation on Liens”; or (b) the proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by our board of directors) and we apply an amount equal to the net proceeds of such Sale and Lease-Back Transaction within 365 days of such Sale and Lease-Back Transaction to any (or a combination) of (i) the prepayment or retirement of the debt securities, (ii) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other Indebtedness of us or of one of our Subsidiaries (other than Indebtedness that is subordinated to the debt securities or Indebtedness owed to us or one of our Subsidiaries) that matures more than 12 months after its creation or (iii) the purchase, construction, development, expansion or improvement of other comparable property.

Notwithstanding the restrictions in the preceding paragraph, we will be permitted to enter into Sale and Lease-Back Transactions otherwise prohibited by this covenant, which, together with all Indebtedness outstanding pursuant to the second paragraph of the “—Limitation on Liens” covenant above, do not exceed 15% of Consolidated Net Tangible Assets measured at the closing date of the Sale and Lease-Back Transaction.

Limitation on Mergers and Other Transactions

We may not merge or consolidate with any other person or persons (whether or not affiliated with us), and we may not sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property or assets to any other person or persons (whether or not affiliated with us), unless the following conditions are satisfied:

•

either (a) the transaction is a merger or consolidation, and we are the surviving entity; or (b) the successor person (or the person which acquires by sale, conveyance, transfer or lease all or substantially all of our property or assets) is organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture satisfactory to the Trustee, all of our obligations under the debt securities and the Indenture;

•

immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture; and

•

an officer’s certificate is delivered to the Trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of counsel has been delivered to the Trustee to the effect that condition (1) set forth above has been satisfied.

The restrictions in the second and third bullets above shall not be applicable to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•	the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the Delaware General Corporation Law.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, us under the Indenture and, subject to the terms of the Indenture, we will be released from the obligation to pay principal and interest on the debt securities and all obligations under the Indenture.

For purposes of the foregoing, if we consummate a Holding Company Reorganization, the newly formed holding company (“New HoldCo”) shall be treated as the “successor person” and the Holding Company Reorganization shall constitute the transfer to New HoldCo of substantially all of our assets.

The Indenture for the debt securities provides that upon completion of the Holding Company Reorganization, Roper will be discharged from all obligations and covenants under the Indenture and the Notes and New HoldCo will be the sole obligor on the debt securities.

“Holding Company Reorganization” shall mean a merger with and into a newly formed wholly-owned, indirect subsidiary (“MergerCo”), all of the equity interests of which shall be held by a newly formed wholly-owned, direct subsidiary (“New HoldCo”) of Roper, all of the equity interests of which shall be initially be held by Roper. Such merger shall be pursuant to Section 251(g) (or any successor provision) of the Delaware General Corporation Law and shall not require the vote of our stockholders. Each of our shares of common stock shall be converted into a right to receive one share of New HoldCo common stock, with identical terms and rights as our common stock immediately prior to such conversion.

Reports to Holders

The Indenture governing the debt securities provides that any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the Trustee within 15 days after such document or report is filed with the SEC.

Events of Default

The following events will be defined in the Indenture as “Events of Default” with respect to debt securities:

(1) the failure to pay interest on any debt securities when the same becomes due and payable and the Default continues for a period of 30 days;

(2) the failure to pay the principal (or premium, if any) of any debt securities, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3) a Default in the performance, or breach, of our obligations under the “—Certain Covenants—Limitation on Mergers and Other Transactions” covenant described above;

(4) a Default in the observance or performance of any other covenant or agreement contained in the Indenture which Default continues for a period of 60 days after we receive written notice specifying the Default (and demanding that such Default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of each series of debt securities affected, voting together as a single class;

(5) (a) a failure to make any payment at maturity on any of our Indebtedness (other than Indebtedness owing to any of our Subsidiaries) outstanding in an amount in excess of $50 million or its foreign currency equivalent at the time and continuance of this failure to pay after any applicable grace period or (b) a default on any of our Indebtedness (other than Indebtedness owing to any of our Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $50 million or its foreign currency equivalent at the time without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 5(a) or (b) ceases or is cured, waived, rescinded or annulled, then the Event of Default under the Indenture will be deemed cured; or

(6) certain events of bankruptcy or insolvency affecting us or any of our Significant Subsidiaries.

If an Event of Default (other than an Event of Default specified in clause (6) above), shall occur and be continuing, the Trustee or the Holders of at least 25% of the principal amount of each series of debt securities affected, voting together as a single class, may declare the principal of and accrued interest on all such debt securities to be due and payable by notice in writing to us and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable.

Notwithstanding the foregoing, if an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all debt securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture will provide that, at any time after a declaration of acceleration with respect to one or more series of debt securities as described in the preceding paragraph, the Holders of a majority in principal amount of each series of debt securities affected, voting together as a single class, (including additional debt securities of each such series, if any) may rescind and cancel such declaration and its consequences if:

(1) the rescission would not conflict with any judgment or decree;

(2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) we have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officer’s certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the debt securities of each series affected, voting together as a single class, (including additional debt securities of each such series, if any) may waive any existing Default or Event of Default under the Indenture, and its consequences, except a Default in the payment of the principal of or interest on any debt securities of a series.

The Holders may not enforce the Indenture except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of each series of debt securities affected that is then outstanding, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Nothing herein shall impair the right of a Holder to institute suit for the enforcement of any payment on or with respect to the debt securities.

We will be required to provide an officer’s certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers, Employees, Incorporator and Stockholders

No director, officer, employee, incorporator, agent, stockholder or affiliate of us or any of our Subsidiaries, as such, shall have any liability for any obligations of us or any of our Subsidiaries under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the securities by accepting a note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the debt securities.

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have our obligations discharged with respect to the outstanding debt securities of a series (“Legal Defeasance”). Such Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of a series, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the debt securities when such payments are due;

(2) our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and our obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the applicable series of debt securities. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the debt securities.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the debt securities of a series:

(1) we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the debt securities on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

(2) in the case of Legal Defeasance, we must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) we have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any our Subsidiaries is bound;

(6) we must deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(7) we must deliver to the Trustee an opinion of counsel to the effect that assuming no intervening bankruptcy of us between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of us, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(8) certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the applicable series of the debt securities, as expressly provided for in the Indenture) as to all outstanding debt securities of a series, when:

(1) either:

(A) all of the applicable series of the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B) all of the applicable series of debt securities not theretofore delivered to the Trustee for cancellation (l) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the applicable series of debt securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the applicable series of debt securities to the date of deposit together with irrevocable instructions from us directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid all other sums payable under the Indenture by us; and

(3) we have delivered to the Trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, we and the Trustee, without the consent of the Holders, may amend the Indenture and the applicable series of debt securities for certain specified purposes, including:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(3) to comply with the provisions described under “—Certain Covenants—Limitation on Mergers and Other Transactions”;

(4) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(5) to evidence and provide for the acceptance of appointment by a successor Trustee;

(6) to conform the text of the Indenture or the debt securities to any provision of this “Description of Debt Securities” or other description of the debt securities contained in the prospectus supplement relating to the offer and sale of such debt securities;

(7) to establish the form or terms of the debt securities of any series as permitted by the terms of the Indenture;

(8) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations under the Indenture, in each case in compliance with the provisions thereof; or

(9) to make any change that would provide any additional rights or benefits to the Holders of the debt securities (including to secure the debt securities, add guarantees with respect thereto, to add to our covenants for the benefit of the Holders or to surrender any right or power conferred upon us) or that does not adversely affect the legal rights hereunder of any Holder of the debt securities in any material respect.

In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of all then outstanding debt securities affected by such modification or amendment (including additional debt securities of each series affected, if any), except that, without the consent of each Holder affected thereby, no amendment may:

(1) reduce the principal amount of debt securities at maturity whose Holders must consent to an amendment;

(2) reduce the rate of, change or have the effect of changing the time for payment of interest, including defaulted interest, on any debt securities;

(3) reduce the principal of, change or have the effect of changing the fixed maturity of any debt securities, or change the date on which any debt securities may be subject to redemption or repurchase or reduce the redemption price or repurchase price therefor;

(4) make any debt securities payable in currency other than that stated in the debt securities or change the place of payment of the debt securities from that stated in the debt securities or in the Indenture;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such debt securities on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of each series of debt securities affected (including additional debt securities of each such series, if any) to waive Defaults or Events of Default;

(6) make any change in these amendment and waiver provisions; or

(7) make any change to or modify the ranking of the debt securities that would adversely affect the Holders.

The Trustee

The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of us, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the definition of all terms used herein for which no definition is provided.

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities then outstanding under the Indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“Capital Stock” means:

(1) with respect to any person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

(2) with respect to any person that is not a corporation, any and all partnership, membership or other equity interests of such person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Consolidated Net Tangible Assets” means, as of any date on which we effect a transaction requiring such Consolidated Net Tangible Assets to be measured hereunder, the aggregate amount of assets (less applicable reserves) after deducting therefrom: (a) all current liabilities, except for current maturities of long-term debt and obligations under capital leases; and (b) intangible assets (including goodwill), to the extent included in said aggregate amount of assets, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles in the United States of America applied on a consistent basis.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Hedging Obligations” means:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk;

(3) other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices; and

(4) other agreements or arrangements designed to protect against fluctuations in equity prices.

“Indebtedness” means with respect to any person, without duplication:

(1) all obligations of such person for borrowed money; and

(2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments.

“Issue Date” means the date of original issuance of a series of debt securities but not any additional debt securities.

“Lien” means any lien, mortgage, deed of trust, hypothecation, pledge, security interest, charge or encumbrance of any kind.

“Principal Property” means the land, improvements, buildings, fixtures and equipment (including any leasehold interest therein) constituting our principal corporate office, any manufacturing plant, or any manufacturing, distribution or research facility (in each case, whether now owned or hereafter acquired) which is owned or leased by us, unless our board of directors has determined in good faith that such office, plant or facility is not of material importance to the total business conducted by us and our Subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us of any Principal Property, whether now owned or hereafter acquired, which Principal Property has been or is to be sold or transferred by us to such person.

“Significant Subsidiary”, with respect to any person, means, any Subsidiary of such person that satisfies the criteria for a “significant subsidiary” as set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” means any corporation, limited liability company, limited partnership or other similar type of business entity in which we and/or one or more of our Subsidiaries together own more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or similar governing body of such corporation, limited liability company, limited partnership or other similar type of business entity, directly or indirectly.

Unclaimed Funds

All funds deposited with the Trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the Trustee and paying agents will have no liability therefor.

Governing Law

The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Concerning Our Relationship with the Trustee

We maintain ordinary banking relationships and credit facilities with affiliates of Wells Fargo Bank, N.A.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock, purchase contracts or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Roper, the trustee, any warrant agent, unit agent or any other agent of Roper, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the Securities of any series shall no longer be represented by a Global Security and will issue securities in definitive form in exchange for such Global Security pursuant to the procedure described above.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered hereby in the following manner or any manner specified in a prospectus supplement:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

The prospectus supplement with respect to any offering of securities will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”) and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell, Menlo Park, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of JLT Mobile Computers, Inc., Black Diamond Advanced Technology, LLC, DJ Instruments, Dynamic Instruments, Inc. and Roda Deaco Valve, Ltd., which the registrant acquired during fiscal 2007, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Roper Industries, Inc.

2,300,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

December 22, 2009

Joint Book-Running Managers

J.P. Morgan	Goldman, Sachs & Co.